Exhibit 10.35.1.1

AMENDMENT NO. 1 TO NORTHEAST UTILITIES INCENTIVE PLAN

Adopted by Northeast Utilities Board of Trustees - February 23, 1999

The Northeast Utilities Incentive Plan is amended, effective February 23, 1999, as follows:

A.	By deleting Article V and inserting the following in its place:

ARTICLE V
STOCK-BASED GRANTS TO NON-EMPLOYEE TRUSTEES

	1.	Non-Employee Trustees shall be eligible to receive Grants as set forth in Article IV; provided, that the number of shares of Company Stock subject to each Grant of Options, as well as the terms of all Grants, to Non-Employee Trustees shall be approved by the Board, in accordance with Article
(9) of the Declaration of Trust of Northeast Utilities, as amended.

	2.	The words "age 65" in the definition of "Retired" in Section
3(e)(v)(D) of Article IV shall be read as "age 70" with respect to Non-Employee Trustees.

B.	By changing the words "an Employee" to "a Grantee" in each of Sections 1 of Article VI, 1(a) of Article VII, 1(a) and 1(e) of Article VIII,

C.	By changing the word "Director" to "Trustee" in Section 5 of Article X.